Exhibit 31.2

CERTIFICATION OF PRINCIPAL ACCOUNTING OFFICER

I, Sara B. Capitelli, certify that:

1. I have reviewed this Amendment No. 1 to the quarterly report on Form 10-Q of CASI Pharmaceuticals, Inc.;

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

Date: January 21, 2015

/s/ Sara B. Capitelli
Sara B. Capitelli
Principal Accounting Officer